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                                      Exhibit 15

     As independent public accountants, we hereby acknowledge our awareness of the incorporation by reference into this registration statement on Form S-4, of our reports on unaudited interim financial information included in Fleetwood Enterprises, Inc.'s Form 10-Q for the quarters ended July 27, 1997, October 26, 1997 and January 25, 1998.


                                                       ARTHUR ANDERSEN LLP

Orange County, California
May 20, 1998